EXHIBIT 10.80

AGREEMENT

This Agreement (this “Agreement”), dated as of January 6, 2003 (the “Effective Date”), is made and entered into by and between Thomas B. D’Agostino, Sr., an individual (hereinafter “D’Agostino”), and Workflow Management, Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Employment Agreement, dated as of April 30, 2000 as amended as of May 1, 2001, by and between D’Agostino and the Company (as amended, the “Employment Agreement”), D’Agostino has been employed by the Company as its Chairman and Chief Executive Officer;

WHEREAS, D’Agostino will resign as the Chief Executive Officer of the Company but will continue to serve as non-executive Chairman of the Board of Directors Company on the terms set forth in this Agreement; and

WHEREAS, the parties mutually desire to terminate the Employment Agreement and to set forth all terms and conditions of D’Agostino’s relationship with the Company in this Agreement.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, D’Agostino and the Company agree as follows:

1. Resignation. D’Agostino hereby resigns his position as the Company’s Chief Executive Officer, as well as any other positions D’Agostino holds with the Company or any of its subsidiaries (other than Chairman of the Board of Directors of the Company), effective as of the earlier of (a) January 15, 2003 and (b) election or appointment by the Company of a new Chief Executive Officer (the “Resignation Date”). D’Agostino expressly waives any right to employment by the Company or any affiliate or successor of the Company, present or future, including his rights, if any, under any express or implied employment agreement (including the Employment Agreement), from and after the Effective Date, other than as set forth herein.

2. Term. Effective as of the Effective Date, the Company hereby retains D’Agostino to perform the duties described herein, and D’Agostino hereby agrees to service with the Company, for a term beginning on the Effective Date and continuing for a period of four (4) years (the “Term”).

3. Position and Duties. Effective from the Effective Date until the Resignation Date, D’Agostino shall continue to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company, and effective as of the Resignation Date, D’Agostino shall serve as non-executive Chairman of the Board of Directors, on the terms set forth herein. As Chairman and Chief Executive Officer, until the Resignation Date D’Agostino shall have responsibilities, duties and authority reasonably accorded to and expected of the Chairman and Chief Executive Officer of the Company and assigned to D’Agostino by the Board of Directors of the Company (the “Board”). As non-executive Chairman of the Board, D’Agostino shall have the duties reasonably accorded to and expected of a non-executive Chairman of the Board. D’Agostino will report directly to the Board. D’Agostino hereby accepts this arrangement on the terms and conditions herein contained. D’Agostino shall faithfully adhere to, execute and fulfill all policies established in writing by the Company or expressed by actions taken by the Board and, after the Resignation Date, shall cooperate in all respects with the Chief Executive Officer of the Company.

4. Payments. For all services rendered by D’Agostino, the Company will compensate D’Agostino as follows:

(a) Payment as Non-Executive Chairman. As of the Resignation Date, compensation payable to D’Agostino for his service as non-executive Chairman of the Board shall be $500,000 per year, payable on a regular basis in accordance with the Company’s standard payroll procedures, but not less often than monthly.

(b) Payment Prior to Resignation. From the Effective Date until the Resignation Date, D’Agostino shall be compensated in accordance with the provisions of Section 3(a) of the Employment Agreement. Any compensation earned or benefits and reimbursements due through the Resignation Date will be due and payable in accordance with Section 6(e) of the Employment Agreement; provided, however, that D’Agostino shall not be entitled to payment of any incentive bonus compensation not paid prior to the Effective Date.

(c) Expense Reimbursement. The Company shall reimburse D’Agostino for (or, at the Company’s option, pay) all business travel and other out-of-pocket expenses reasonably incurred by D’Agostino in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by D’Agostino upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reimbursement policy, as well as applicable federal and state tax record keeping requirements.

(d) Perquisites, Benefits and Other Compensation. During the Term, D’Agostino shall be entitled to receive health care benefits on the same basis as are customarily provided to the Company’s senior executive officers, subject to such changes, additions, or deletions as the Company may make from time to time, as well as such other perquisites or benefits as may be expressly specified from time to time by the Compensation Committee of the Board.

(e) Office Stipend. During the Term and any extensions thereof, the Company shall reimburse D’Agostino up to $3,500 per month for rent paid by D’Agostino for office space at a location other than a building in which the Company then maintains an office. In no event shall the Company assume any obligations whatsoever in respect of such office space.

2

The payments referred to above in this Section 4 will be offset by applicable tax withholdings and deductions. Such payments will constitute consideration for the promises and covenants contained herein.

5. Termination; Rights on Termination. D’Agostino’s service under this Agreement may be terminated in any one of the following ways, prior to the expiration of the Term:

(a) Death. The death of D’Agostino shall immediately terminate the Term, and no severance compensation shall be owed to D’Agostino’s estate.

(b) Disability. If, as a result of incapacity due to physical or mental illness or injury, D’Agostino shall have been unable to perform the material duties of his position for a period of four consecutive months, or for a total of four months in any six-month period, then thirty (30) days after written notice to D’Agostino (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate D’Agostino’s service hereunder if D’Agostino is unable to resume his duties at the conclusion of such notice period. Subject to Section 5(e) below, if D’Agostino’s service hereunder is terminated as a result of D’Agostino’s disability, the Company shall continue to pay D’Agostino his compensation provided in Section 4(a) above for the lesser of (i) six (6) months from the effective date of termination or (ii) the remainder of the Term. Such payments shall be made in accordance with the Company’s regular payroll cycle.

(c) Termination by the Company “For Cause”. The Company may terminate D’Agostino’s service hereunder ten (10) days after written notice to D’Agostino “for cause,” which shall be: (i) D’Agostino’s material breach of this Agreement, which breach is not cured within ten (10) days of receipt by D’Agostino of written notice from the Company specifying the breach; (ii) D’Agostino’s gross negligence in the performance of his material duties hereunder, or the intentional nonperformance or mis-performance of such duties, which actions continue for a period of at least ten (10) days after receipt by D’Agostino of written notice of the need to cure or cease; (iii) D’Agostino’s failure to abide by or comply with the directives of the Board or the Company’s policies and procedures or his failure to cooperate with the Chief Executive Officer of the Company, in each case as determined by the Board; (iv) D’Agostino’s willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the reasonable judgment of the Company materially and adversely affects the operations or reputation of the Company; (v) D’Agostino’s conviction of a felony or other crime involving moral turpitude; or (vi) D’Agostino’s abuse of alcohol or drugs (legal or illegal) that, in the Company’s reasonable judgment, substantially impairs D’Agostino’s ability to perform his reasonable duties hereunder. In the event of a termination “for cause,” as enumerated above, D’Agostino shall have no right to any severance compensation.

(d) Without Cause.

(i) At any time after the Effective Date, the Company may, without cause, terminate D’Agostino’s service hereunder, effective thirty (30) days after written notice is provided to D’Agostino. Should D’Agostino be terminated by the Company without cause, D’Agostino shall receive from the Company compensation as provided in Section 4(a) above for

3

the longer of (i) six (6) months from the date of termination, or (ii) the remainder of the Term. Such payments shall be made in accordance with the Company’s regular payroll cycle.

(ii) At any time after the Effective Date, D’Agostino may terminate this Agreement for Good Reason (as defined below) upon giving the Company thirty (30) days prior written notice. If D’Agostino terminates this Agreement for Good Reason, D’Agostino shall receive from the Company compensation as provided in Section 4(a) above for the lesser of (i) six (6) months from the date of termination, or (ii) the remainder of the Term. Such payments shall be made in accordance with the Company’s regular payroll cycle. For purposes of this Agreement, Good Reason shall mean a breach by the Company of any material obligation to D’Agostino hereunder, which breach is not cured within thirty (30) days after written notice thereof is given to the Company by D’Agostino.

(iii) If D’Agostino resigns or otherwise terminates his service hereunder for any reason other than Good Reason as defined herein, D’Agostino shall receive no severance compensation.

(e) Payment Through Termination. Upon termination of D’Agostino’s service for any reason provided above, D’Agostino shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to D’Agostino only to the extent and in the manner expressly provided above in this Section 5. All other rights and obligations of the Company and D’Agostino under this Agreement shall cease as of the effective date of termination, except that the Company’s obligations under this Section 5(e) and Section 11 below and D’Agostino’s obligations under Sections 6, 7, 8 and 9 below shall survive such termination in accordance with their terms.

6. Restriction on Competition.

(a) During the Term, and thereafter, if D’Agostino continues to be employed by or in the service of the Company and/or any other entity owned by or affiliated with the Company on an “at will” basis, for the duration of such period, and thereafter for a period equal to the longer of (x) one (1) year, or (y) the period during which D’Agostino is receiving any severance pay from the Company, D’Agostino shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a “Person”):

(i) engage, in a competitive capacity, whether as an owner, officer, director, partner, shareholder, joint venturer, employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services which were sold by the Company on the date of the termination of D’Agostino’s employment or service, within 50 miles of any location where the Company both has an office and conducts business on the date of the termination of D’Agostino’s employment or service;

(ii) call upon any Person who is, at that time, a sales, supervisory, or management employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

4

(iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company; or

(iv) on D’Agostino’s own behalf or on behalf of any competitor, call upon any Person who or that, during D’Agostino’s employment by or service with the Company was either called upon by the Company as a prospective acquisition candidate with respect to which D’Agostino had actual knowledge or was the subject of an acquisition analysis conducted by the Company with respect to which D’Agostino had actual knowledge.

(b) The foregoing covenants shall not be deemed to prohibit D’Agostino from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

(c) It is further agreed that, in the event that D’Agostino shall cease to be employed by or in the service of the Company and enters into a business or pursues other activities that, on the date of termination of D’Agostino’s relationship with the Company, are not in competition with the Company, D’Agostino shall not be chargeable with a violation of this Section 6 if the Company subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 50 miles of D’Agostino’s new business or activities. In addition, if D’Agostino has no actual knowledge that his actions violate the terms of this Section 6, D’Agostino shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company of such breach, D’Agostino ceases the prohibited actions.

(d) For purposes of this Section 6, references to “Company” shall mean Workflow Management, Inc., together with its subsidiaries and affiliates.

(e) The covenants in this Section 6 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 6 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

(f) All of the covenants in this Section 6 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of D’Agostino against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; provided, that upon the failure of the Company to make any payments required under this Agreement, D’Agostino may, upon thirty (30) days’ prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section 6. It is specifically agreed that the period of one year

5

stated at the beginning of this Section 6, during which the agreements and covenants of D’Agostino made in this Section 6 shall be effective, shall be computed by excluding from such computation any time during which D’Agostino is in violation of any provision of this Section 6.

(g) If the time period specified by this Section 6 shall be reduced by law or court decision, then, notwithstanding the provisions of Section 5 above, D’Agostino shall be entitled to receive from the Company compensation as set forth in Section 4(a) above solely for the longer of (i) the time period during which the provisions of this Section 6 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which D’Agostino is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 5 above. To the extent D’Agostino is subject to a restriction on competitive activity as a party to that certain Agreement and Plan of Reorganization, dated as of January 24, 1997, by and among U.S. Office Products Company (“USOP”), SFI Acquisition (Delaware) Corp., SFI Corp. and D’Agostino or that certain Agreement and Plan of Reorganization, dated as of January 24, 1997, by and among USOP, HBF Acquisition Corp., Hano Document Printers, Inc. and the Stockholders Named Therein (the “Merger Agreements”), D’Agostino shall abide by, and in all cases be subject to, the restrictive covenants (whether in this Section 6 or in the Merger Agreements) that, in the aggregate, impose restrictions on D’Agostino for the longest duration and the broadest geographic scope (taking into account the effect of any applicable court decisions limiting the scope or duration of such restrictions), it being agreed that all such restrictive covenants are supported by separate and distinct consideration. This Section 6(g) shall be construed and interpreted in light of the duration of the applicable restrictive covenants.

(h) D’Agostino has carefully read and considered the provisions of this Section 6 and, having done so, agrees that the restrictive covenants in this Section 6 impose a fair and reasonable restraint on D’Agostino and are reasonably required to protect the interests of the Company and their respective officers, directors, employees and stockholders. It is further agreed that the Company and D’Agostino intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company throughout the term of these covenants.

(i) Notwithstanding any of the foregoing, if the Company terminates D’Agostino’s service pursuant to Section 5(b) or Section 5(d), then the restrictions on D’Agostino described in this Section 6 shall only apply for the period during which D’Agostino is receiving any severance pay from the Company. The parties expressly agree that D’Agostino shall have the right to receive, but not the obligation to accept, severance compensation for a termination under either Section 5(b) or Section 5(d).

7. Confidential Information. D’Agostino hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic (collectively, the “Confidential Information”), to which D’Agostino has, or is given (or has had or been given), access as a result of his employment by or service with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company’s business

6

and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of D’Agostino; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by D’Agostino, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against D’Agostino; provided, that in the case of clauses (b) or (c), D’Agostino shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

8. Inventions. D’Agostino shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by D’Agostino, solely or jointly with another, during the term of this Agreement or within one year thereafter, and that are directly related to the business or activities of the Company and that D’Agostino conceives as a result of his service with the Company, regardless of whether or not such ideas, inventions, or improvements qualify as “works for hire.” D’Agostino hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, D’Agostino shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company’s interest therein.

9. Return of Company Property.Promptly upon termination of D’Agostino’s service with the Company for any reason or no reason, D’Agostino or D’Agostino’s personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by D’Agostino by or on behalf of the Company or its representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. D’Agostino shall not retain or cause to be retained any copies of the foregoing. D’Agostino hereby agrees that all of the foregoing shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control.

10. Consulting Agreement. Upon the expiration of this Agreement, the termination of D’Agostino’s service without cause during the term of this Agreement or D’Agostino’s termination for Good Reason, D’Agostino shall have the option to enter into a Consulting Agreement with the Company, in the form of Exhibit A attached hereto (the “Consulting Agreement”), pursuant to which D’Agostino shall continue to serve the Company. Upon the execution of the Consulting Agreement, this Agreement shall automatically terminate (to the extent same has not expired) and the terms and conditions of the Consulting Agreement shall supersede this Agreement; provided, however, that the Company’s obligations under Sections 5(d)(i), 5d(ii), 5(e) and 11 shall survive termination in accordance with their terms.

7

11. Indemnification. In the event D’Agostino is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against D’Agostino, and excluding any action by D’Agostino against the Company), by reason of the fact that he is or was performing services under this Agreement or as a director or executive officer of the Company, then, to the fullest extent permitted by applicable law, the Company shall indemnify D’Agostino against all expenses (including reasonable attorneys’ fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by D’Agostino in connection therewith. Such indemnification shall continue as to D’Agostino even if he has ceased to be a director or executive officer of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to D’Agostino all reasonable costs and expenses directly related to the defense of such action, suit, or proceeding within twenty (20) days after written request therefore by D’Agostino to the Company, provided, that such request shall include a written undertaking by D’Agostino, in a form acceptable to the Company, to repay such advances if it shall ultimately be determined that D’Agostino is or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both D’Agostino and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company will engage competent legal representation, and D’Agostino agrees to use the same representation; provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing D’Agostino, D’Agostino may engage separate counsel and the Company shall pay all reasonable attorneys’ fees of such separate counsel. The provisions of this Section 11 are in addition to, and not in derogation of, the indemnification provisions of the Company’s Certificate of Incorporation and By- laws. The foregoing indemnification also shall be applicable to D’Agostino in his capacity as an officer, director, or representative of any subsidiary of the Company, or any other entity, but in each case only to the extent that D’Agostino is serving at the request of the Board.

12. No Prior Agreements. D’Agostino hereby represents and warrants to the Company that the execution of this Agreement by D’Agostino, his employment by or service with the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, D’Agostino agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys’ fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy or other agreement between D’Agostino and such third party that was in existence as of the date of this Agreement. To the extent that D’Agostino had any oral or written employment agreement or understanding with the Company (including the Employment Agreement), this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by D’Agostino and the Company, such prior agreement or understanding (including the Employment Agreement) automatically shall be deemed to have been terminated and shall be null and void.

13. Assignment; Binding Effect. D’Agostino understands that he has been selected as Chairman of the Company (and to continue to serve as Chief Executive Officer until the Resignation Date) on the basis of his personal qualifications, experience, and skills. D’Agostino agrees, therefore, that he cannot assign all or any portion of his performance under this

8

Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of D’Agostino. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if D’Agostino accepts employment with a subsidiary or affiliate of the Company, unless D’Agostino and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of D’Agostino, such assignment shall be considered a condition of employment by such new employer, and references to the “Company” in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another entity and the successor company is engaged in substantially the same business as the Company, such action shall not be considered to cause an assignment of this Agreement and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the “Company” shall be deemed to refer to such surviving or successor entity. No other Person shall be a third-party beneficiary under this Agreement.

14. Complete Agreement; Waiver; Amendment. D’Agostino agrees that his sole entitlement to compensation, including any salary or other payments of any kind, monetary or nonmonetary benefits, equity grants or perquisites, with respect to his employment with or his services rendered to the Company, and all other matters between D’Agostino and the Company and its subsidiaries, including but not limited to, any and all rights or claims arising from or relating to the Employment Agreement, is as expressly set forth in this Agreement or as otherwise may be provided to D’Agostino in his capacity as a director of the Company. This Agreement is not a promise of future employment. D’Agostino has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and D’Agostino with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and D’Agostino, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

15. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:

Workflow Management, Inc. 241 Royal Palm Way Palm Beach, FL 33480 Fax: (561) 659-7793

with a copy to:

9

Gus J. James, II, Esq. Kaufman & Canoles P.O. Box 3037 Norfolk, VA 23514 Fax: (757) 624-3169

To D’Agostino:

Thomas B. D’Agostino, Sr. 276 Park Avenue South New York, NY 10010

With a copy to:

Charles R. McCarthy, Jr., Esq. O’Connor & Hannan Suite 500 1666 K Street, NW Washington, DC 20006

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notice to the other party of such change in accordance with this Section 15.

16. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 6(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

17. Equitable Remedy. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 6, 7, 8 and 9, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

18. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement or D’Agostino’s relationship with the Company hereunder, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, The Age Discrimination in Employment Act, The Americans With Disabilities Act, or any other local, state or federal law related to employment discrimination, shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then

10

in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held in the city where the Company is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by Section 17 above, from any court of competent jurisdiction, without the need to resort to arbitration.

19. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Florida, without regard to its conflict of laws principles.

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WORKFLOW MANAGEMENT, INC. By: /s/ Thomas A. Brown Name: Thomas A. Brown Title: Chairman, Compensation Committee

/s/ Thomas B. D’Agostino, Sr. Thomas B. D’Agostino, Sr.

12

EXHIBIT A

FORM OF CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of this ____ day of ____________, ____ is by and between Workflow Management, Inc., a Delaware corporation (the “Company”) and Thomas B. D’Agostino, Sr., an individual (the “Consultant”).

W I T N E S S E T H

WHEREAS, Consultant was previously engaged by the Company under that certain Agreement, dated as of October 28, 2002, pursuant to which Consultant served initially as Chairman and Chief Executive Officer of the Company, and thereafter as non-executive Chairman of the Company (the “Chairman Agreement”);

WHEREAS, the Chairman Agreement has expired, Consultant was terminated without cause under such Chairman Agreement or Consultant terminated the Chairman Agreement for Good Reason (as such term is defined in the Chairman Agreement); and

WHEREAS, the Company desires to employ Consultant and to have the benefit of his skills and services, and Consultant desires to be employed by the Company, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

AGREEMENTS

1. Employment; Term. The Company hereby employs Consultant to perform the duties described herein, and Consultant hereby accepts employment with the Company, for a term beginning on the date hereof and continuing for a period of two (2) years (the “Term”).

2. Position and Duties. The Company hereby employs Consultant as a consultant to provide high level, strategic business advice to the Chairman of the Board and Chief Executive Officer of the Company. As such, Consultant shall have such specific responsibilities, duties and authority as are agreed upon by the Consultant, Chairman of the Board and Chief Executive Officer of the Company. As an employee of the Company, Consultant shall faithfully adhere to, execute, and fulfill all policies established by the Company. Consultant shall be required to provide not more than fifteen (15) hours per month of service to the Company under this Agreement.

3. Compensation. For all services rendered by Consultant, the Company shall compensate Consultant as follows:

(a) Base Salary. Effective on the date hereof, the base salary payable to Consultant shall be $200,000 per year, payable on a regular basis in accordance with the Company’s standard payroll procedures, but not less often than monthly. On at least an annual basis, the Chairman of the Board will review Consultant’s performance and may make increases to such base salary if, in its sole discretion, any such increase is warranted.

(b) Perquisites, Benefits and Other Compensation. During the Term, Consultant shall be entitled to receive health care benefits on the same basis as are customarily provided to the Company’s senior executive officers, subject to such changes, additions, or deletions as the Company may make from time to time, as well as such other perquisites or benefits as may be expressly specified from time to time by the Board of Directors of the Company (the “Board”).

(c) Expense Reimbursement. The Company shall reimburse Consultant for (or, at the Company’s option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Consultant in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Consultant upon submission of any request for reimbursement, and in a format and manner consistent with the Company’s expense reporting policy, as well as applicable federal and state tax record keeping requirements.

The payments referred to above in this Section 3 will be offset by applicable tax withholdings and deductions. Such payments will constitute consideration for the promises and covenants contained herein.

4. Termination; Rights on Termination. Consultant’s employment may be terminated in any one of the following ways, prior to the expiration of the Term:

(a) Death. The death of Consultant shall immediately terminate the Term, and no severance compensation shall be owed to Consultant’s estate.

(b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Consultant shall have been unable to perform the material duties of his position on a full-time basis for a period of four consecutive months, or for a total of four months in any six-month period, then thirty (30) days after written notice to Consultant (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Consultant’s employment hereunder if Consultant is unable to resume his duties at the conclusion of such notice period. Subject to Section 4(e) below, if Consultant’s employment is terminated as a result of Consultant’s disability, the Company shall continue to pay Consultant his base salary at the then-current rate for the lesser of (i) six (6) months from the effective date of termination, or (ii) whatever time period is remaining under the Term. Such payments shall be made in accordance with the Company’s regular payroll cycle.

(c) Termination by the Company “For Cause.” The Company may terminate Consultant’s employment hereunder ten (10) days after written notice to Consultant “for cause,” which shall be: (i) Consultant’s material breach of this Agreement, which breach is not cured within ten (10) days of receipt by Consultant of written notice from the Company specifying the breach; (ii) Consultant’s gross negligence in the performance of his material duties hereunder, intentional nonperformance or mis-performance of such duties, or refusal to abide by or comply

2

with the directives of the Board, his superior officers, or the Company’s policies and procedures, which actions continue for a period of at least ten (10) days after receipt by Consultant of written notice of the need to cure or cease; (iii) Consultant’s willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, and that in the reasonable judgment of the Company materially and adversely affects the operations or reputation of the Company; (iv) Consultant’s conviction of a felony or other crime involving moral turpitude; or (v) Consultant’s abuse of alcohol or drugs (legal or illegal) that, in the Company’s reasonable judgment, substantially impairs Consultant’s ability to perform his duties hereunder. In the event of a termination “for cause,” as enumerated above, Consultant shall have no right to any severance compensation.

(d) Without Cause.

(i) The Company may not terminate Consultant’s employment without cause.

(ii) At any time after the commencement of employment, the Consultant may terminate this Agreement for Good Reason upon giving the Company thirty (30) days prior written notice. If Consultant terminates this Agreement for Good Reason, Consultant shall receive from the Company the base salary at the rate then in effect for the longer of (i) six (6) months from the date of termination, or (ii) whatever time period is remaining under the Term. For purposes of this Agreement, Good Reason shall mean a breach by the Company of any material obligation to Consultant hereunder, which breach is not cured within thirty (30) days after written notice thereof is given to the Company by Consultant.

(iii) If Consultant resigns or otherwise terminates his employment for any reason other than Good Reason as defined herein, Consultant shall receive no severance compensation.

(e) Payment Through Termination. Upon termination of Consultant’s employment for any reason provided above, Consultant shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Consultant only to the extent and in the manner expressly provided above in this Section 5. All other rights and obligations of the Company and Consultant under this Agreement shall cease as of the effective date of termination, except that the Company’s obligations under this Section 4(e) and Section 9 below and Consultant’s obligations under Sections 5, 6, 7 and 8 below shall survive such termination in accordance with their terms.

5. Restriction on Competition.

(a) During the Term, and thereafter, if Consultant continues to be employed by the Company and/or any other entity owned by or affiliated with the Company on an “at will” basis, for the duration of such period, and thereafter for a period equal to the longer of (x) one (1) year, or (y) the period during which Consultant is receiving any severance pay from the Company, Consultant shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a “Person”):

3

(i) engage, in a competitive capacity, whether as an owner, officer, director, partner, shareholder, joint venturer, employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services which were sold by the Company on the date of the termination of Consultant’s employment, within 50 miles of any location where the Company both has an office and conducts business on the date of the termination of Consultant’s employment;

(ii) call upon any Person who is, at that time, a sales, supervisory, or management employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

(iii) call upon any Person who or that is, at that time, or has been, within one year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company; or

(iv) on Consultant’s own behalf or on behalf of any competitor, call upon any Person who or that, during Consultant’s employment by the Company, was either called upon by the Company as a prospective acquisition candidate with respect to which Consultant had actual knowledge or was the subject of an acquisition analysis conducted by the Company with respect to which Consultant had actual knowledge .

(b) The foregoing covenants shall not be deemed to prohibit Consultant from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

(c) It is further agreed that, in the event that Consultant shall cease to be employed by the Company and enters into a business or pursues other activities that, on the date of termination of Consultant’s employment, are not in competition with the Company, Consultant shall not be chargeable with a violation of this Section 5 if the Company subsequently enters the same (or a similar) competitive business or activity or commences competitive operations within 50 miles of the Consultant’s new business or activities. In addition, if Consultant has no actual knowledge that his actions violate the terms of this Section 5, Consultant shall not be deemed to have breached the restrictive covenants contained herein if, promptly after being notified by the Company of such breach, Consultant ceases the prohibited actions.

(d) For purposes of this Section 5, references to “Company” shall mean Workflow Management, Inc., together with its subsidiaries and affiliates. For the purposes of this Agreement, “affiliate” shall mean any entity 25% or more of the stock or voting interests of which is owned or controlled directly or indirectly by the Company or any subsidiary of the Company. The Company and Consultant agree that for purposes of this Section 5, the Company’s business shall be deemed to include those businesses of the Company described in the Company’s Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(e) The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If

4

any provision of this Section 5 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, said time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

(f) All of the covenants in this Section 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants; provided, that upon the failure of the Company to make any payments required under this Agreement, the Consultant may, upon thirty (30) days’ prior written notice to the Company, waive his right to receive any additional compensation pursuant to this Agreement and engage in any activity prohibited by the covenants of this Section 5. It is specifically agreed that the period of one year stated at the beginning of this Section 5, during which the agreements and covenants of Consultant made in this Section 5 shall be effective, shall be computed by excluding from such computation any time during which Consultant is in violation of any provision of this Section 5.

(g) If the time period specified by this Section 5 shall be reduced by law or court decision, then, notwithstanding the provisions of Section 4 above, Consultant shall be entitled to receive from the Company his base salary at the rate in effect on the date of termination of Consultant’s employment solely for the longer of (i) the time period during which the provisions of this Section 5 shall be enforceable under the provisions of such applicable law, or (ii) the time period during which Consultant is not engaging in any competitive activity, but in no event longer than the applicable period provided in Section 5 above.

(h) Consultant has carefully read and considered the provisions of this Section 5 and, having done so, agrees that the restrictive covenants in this Section 5 impose a fair and reasonable restraint on Consultant and are reasonably required to protect the interests of the Company and their respective officers, directors, employees and stockholders. It is further agreed that the Company and Consultant intend that such covenants be construed and enforced in accordance with the changing activities, business, and locations of the Company throughout the term of these covenants.

(i) Notwithstanding any of the foregoing, if the Company terminates Consultant’s employment pursuant to Section 4(b) or Section 4(d), then the restrictions on Consultant described in this Section 5 shall only apply for the period during which Consultant is receiving any severance pay from the Company. The parties expressly agree that Consultant shall have the right to receive, but not the obligation to accept, severance compensation for a termination under either Section 4(b) or Section 4(d).

6. Confidential Information. Consultant hereby agrees to hold in strict confidence and not to disclose to any third party any of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or

5

electronic (collectively, the “Confidential Information”), to which Consultant has, or is given (or has had or been given), access as a result of his employment by the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales, or other valuable aspects of the Company’s business and trade, including, without limitation, technologies, products, processes, plans, clients, personnel, operations, and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of Consultant; (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (c) is reasonably believed by Consultant, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Consultant; provided, that in the case of clauses (b) or (c), Consultant shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

7. Inventions. Consultant shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by Consultant, solely or jointly with another, during the period of employment or within one year thereafter, and that are directly related to the business or activities of the Company and that Consultant conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as “works for hire.” Consultant hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Consultant shall execute any and all applications, assignments, or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company’s interest therein.

8. Return of Company Property. Promptly upon termination of Consultant’s employment by the Company for any reason or no reason, Consultant or Consultant’s personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Consultant by or on behalf of the Company or its representatives, vendors, or customers that pertain to the business of the Company, whether in paper, electronic, or other form; and (c) all keys, credit cards, vehicles, and other property of the Company. Consultant shall not retain or cause to be retained any copies of the foregoing. Consultant hereby agrees that all of the foregoing shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control.

9. Indemnification. In the event Consultant is made a party to any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Consultant, and excluding any action by Consultant against the Company), by reason of the fact that he is or was performing services under this Agreement or as an officer or director of the Company, then, to the fullest extent permitted by applicable law, the Company shall indemnify Consultant against all expenses

6

(including reasonable attorneys’ fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Consultant in connection therewith. Such indemnification shall continue as to Consultant even if he has ceased to be an employee, officer, or director of the Company and shall inure to the benefit of his heirs and estate. The Company shall advance to Consultant all reasonable costs and expenses directly related to the defense of such action, suit, or proceeding within twenty (20) days after written request therefore by Consultant to the Company, provided, that such request shall include a written undertaking by Consultant, in a form acceptable to the Company, to repay such advances if it shall ultimately be determined that Consultant is or was not entitled to be indemnified by the Company against such costs and expenses. In the event that both Consultant and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company will engage competent legal representation, and Consultant agrees to use the same representation; provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Consultant, Consultant may engage separate counsel and the Company shall pay all reasonable attorneys’ fees of such separate counsel. The provisions of this Section 10 are in addition to, and not in derogation of, the indemnification provisions of the Company’s Certificate of Incorporation and By-laws. The foregoing indemnification also shall be applicable to Consultant in his capacity as an officer, director, or representative of any subsidiary of the Company, or any other entity, but in each case only to the extent that Consultant is serving at the request of the Board.

10. No Prior Agreements. Consultant hereby represents and warrants to the Company that the execution of this Agreement by Consultant, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Consultant agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys’ fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Consultant and such third party that was in existence as of the date of this Agreement. To the extent that Consultant had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Consultant and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

11. Assignment; Binding Effect. Consultant understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Consultant agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Consultant. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Consultant accepts employment with a subsidiary or affiliate of the Company, unless Consultant and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with

7

the consent of Consultant, such assignment shall be considered a condition of employment by such new employer, and references to the “Company” in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another entity and the successor company is engaged in substantially the same business as the Company, such action shall not be considered to cause an assignment of this Agreement and the surviving or successor entity shall become the beneficiary of this Agreement and all references to the “Company” shall be deemed to refer to such surviving or successor entity. No other Person shall be a third-party beneficiary under this Agreement.

12. Complete Agreement; Waiver; Amendment. This Agreement is not a promise of future employment. Consultant has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Consultant with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Consultant, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

13. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To the Company:

Workflow Management, Inc. 241 Royal Palm Way Palm Beach, FL 33480 Fax: (561) 659-7793

with a copy to:

Gus J. James, II, Esq. and T. Richard Litton, Jr., Esq. Kaufman & Canoles P. O. Box 3037 Norfolk, VA 23514 Fax: (757) 624-3169

To Consultant: Thomas B. D’Agostino, Sr. 276 Park Avenue South New York, NY 10020

with a copy to:

8

Charles R. McCarthy, Jr. Esq. O’Connon & Hannan Suite 500 1666 K Street NW Washington, DC 20006

Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either party may change the address for notice by notice to the other party of such change in accordance with this Section 13.

14. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 5(e) above. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

15. Equitable Remedy. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 5, 6, 7 and 8, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

16. Arbitration. Except for actions initiated by the Company to enjoin a breach by, and/or recover damages from, Consultant related to violation of any of the provisions of Section 5 through 8, which the Company may bring in an appropriate court of law or equity, any other unresolved dispute or controversy arising under or in connection with this Agreement or Consultant’s employment, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, The Age Discrimination in Employment Act, The Americans With Disabilities Act, or any other local, state or federal law related to employment discrimination, shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company. Each party shall bear its own counsel fees. The arbitration proceeding shall be held, at the option of the Company, in either Palm Beach, Florida or New York, New York.

17. Equitable Relief; Jurisdiction and Venue. Upon due consideration of any effects created hereby, Consultant hereby irrevocably submits to the jurisdiction and venue of a court of competent civil jurisdiction sitting in Palm Beach, Florida in any action or proceeding

9

brought by the Company arising out of, or relating to, the provisions in Sections 5 through 8 of this Agreement. Consultant hereby irrevocably agrees that any such action or proceeding may, at the Company’s option, be heard and determined in such court. Consultant agrees that a final order or judgment in any such action or proceeding shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the order or judgment, or in any other manner provided by applicable law related to the enforcement of judgments.

18. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Florida, without regard to its conflict of laws principles.

[Execution Page Following]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WORKFLOW MANAGEMENT, INC. By:________________________ Name:______________________ Title:_____________________

CONSULTANT ___________________________ Thomas B. D’Agostino

11